As filed with the Securities and Exchange Commission on July 31, 2009
Registration No. 333-159801

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
TO REGISTRATION STATEMENT ON FORM S-4
UNDER THE SECURITIES ACT OF 1933

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

One Alpha Place
P.O. Box 2345
Delaware	Abingdon, Virginia 24212	42-1638663
(State or other jurisdiction of	(Address of principal executive offices, including zip code)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (as Amended and Restated)
Alpha Natural Resources, Inc. 2004 Long-Term Incentive Plan (as Amended and Restated)
(Full title of the plans)

Vaughn R. Groves, Esq.
Executive Vice President, Secretary and General Counsel
Alpha Natural Resources, Inc.
One Alpha Place
P.O. Box 2345
Abingdon, Virginia 24212
(276) 619-4410
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Amy I. Pandit, Esq.
Buchanan Ingersoll & Rooney PC
One Oxford Centre
301 Grant Street, 20th Floor
Pittsburgh, PA 15219-1410
(412) 562-8453

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

     This Post-Effective Amendment No. 1 on Form S-8 covers shares of the Registrant’s Common Stock originally registered on the Registration Statement on Form S-4 to which this is an amendment. The registration fees in respect of such shares of Common Stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating to such Common Stock. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

PART II
Item 3. Incorporation of Documents by Reference
Item 6. Indemnification of Directors and Officers
Item 8. Exhibits
Item 9. Undertakings
INDEX TO EXHIBITS
EX-23.2
EX-23.3
EX-99.11
EX-99.12
EX-99.13

EXPLANATORY NOTE
     Alpha Natural Resources, Inc., a Delaware corporation, formerly known as Foundation Coal Holdings, Inc. (“New Alpha” or the “Registrant”), hereby amends its Registration Statement on Form S-4 (File No. 333-159801), which was declared effective on June 24, 2009 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-8 (the “Post-Effective Amendment No. 1 on Form S-8”). The Form S-4, as amended by Post-Effective Amendment No. 1 on Form S-8, is referred to as the “Registration Statement.” The Registrant filed the Form S-4 in connection with the merger (the “Merger”) of the former Alpha Natural Resources, Inc., a Delaware corporation (“Former Alpha”), with and into Foundation Coal Holdings, Inc. (“Foundation”), on July 31, 2009. In connection with the merger, Foundation, the surviving entity, changed its name to “Alpha Natural Resources, Inc.” In connection with the filing of the Form S-4, the Registrant registered 134,170,601 shares of its common stock, par value $0.01 per share (the “Common Stock”), with the Securities and Exchange Commission (the “SEC”) and the applicable filing fee was paid. This number of shares represents those shares which were expected to be distributed to the holders of the common stock of Former Alpha and Foundation at the time of the Merger, and shares outstanding or reserved for issuance under various Former Alpha plans and in connection with Former Alpha’s 2.375% convertible senior notes due 2015. Pursuant to the terms of the Merger, the Former Alpha options and unvested restricted shares, restricted stock units, performance shares and other equity-based compensation awards issued and outstanding at the effective time of the Merger became options, restricted shares, restricted stock units, performance shares and other equity-based compensation awards with respect to shares of New Alpha Common Stock after the effective time of the Merger, based on a formula described in the Form S-4. The purpose of this Post-Effective Amendment No. 1 on Form S-8 is to allocate in the aggregate 6,388,084 shares of Common Stock covered by the Form S-4 to the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (as Amended and Restated) and the 2004 Long-Term Incentive Plan (as Amended and Restated).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:
     (a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 filed on March 2, 2009;
     (b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;
     (c) The Registrant’s Current Reports on Form 8-K filed January 7, 2009, January 14, 2009, January 30, 2009, March 3, 2009, May 12, 2009, May 27, 2009, June 8, 2009, June 22, 2009, June 30, 2009, July 7, 2009, July 13, 2009, July 15, 2009 and July 31, 2009; and
     (d) The description of the Registrant’s Common Stock that is contained in the Registrant’s Form 8-A filed on October 25, 2004 (which Form 8-A references the description of the Registrant’s Common Stock contained in the Form 424(b)(4) Prospectus (File No. 333-118427) filed on December 10, 2004) and any other amendment or report filed for the purpose of updating such description, including the Joint Proxy Statement/Prospectus on Form S-4 filed by the Registrant on June 22, 2009.
     All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any information that is furnished but that is deemed not to have been filed) prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 6. Indemnification of Directors and Officers.
     Section 145(a) of the General Corporation Law of the State of Delaware (“DGCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

     Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
     Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person and incurred by such person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under Section 145.
     The Registrant has also entered into agreements that provide for the indemnification by New Alpha of its officers and directors, their executors, administrators or assigns for damages and expenses in connection with a threatened, pending or completed claim, action, or proceeding, whether brought by or in the right of the Registrant or by a third party or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the officer or director may be or may have been involved as a party or otherwise, by reason of the fact that the officer or director is or was an officer or director of the Registrant, by reason of any actual or alleged error or misstatement or misleading statement or omission made or suffered by the officer or director, by reason of any action taken by or any inaction on the part of the officer or director while acting as such officer or director, or by reason of the fact that the officer or director was serving at the request of the Registrant as an officer, director or trustee of another corporation, partnership, joint venture, trust or other enterprise, provided that the officer or director acted in good faith and in a manner, which the director reasonably believed to be in or not opposed to the best interests of the Registrant, and, in the case of a criminal action or proceeding, in addition, had no reasonable cause to believe that his or her conduct was unlawful.
     Article VII of the Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate”) provides for indemnification to the fullest extent authorized by the DGCL for any person who is serving as a director, officer, employee or agent of the Registrant or who is serving at the request of the Registrant as a director, officer, employee or agent of another corporation, where such person is made party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant or serving in such capacity in another corporation at the request of the Registrant.
     Article VII of the Registrant’s Amended and Restated Bylaws (the “Bylaws”) provides for indemnification to the fullest extent authorized by the DGCL for any person who is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, or trustee of any other enterprise, including service with respect to an employee benefit plan, who is or was made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative. Such person will be indemnified whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee, or in any other capacity while serving as a director, officer or trustee. Such indemnification is provided only if the director, officer, or trustee acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct was unlawful and only where the proceeding initiated by the indemnified person was authorized by the Registrant’s board of directors (except in the case where the indemnified person is bringing suit against the Registrant to enforce such person’s right to indemnification). The Registrant is not obligated to indemnify against any amounts paid in settlement unless the Registrant has consented to such settlement.
     The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s Certificate, Bylaws, and indemnification agreements dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL, Article VII of the Certificate and Article VII of the Bylaws, and the indemnification agreements.
     Pursuant to the Registrant’s Bylaws, the Registrant also maintains a directors’ and officers’ insurance policy which insures the directors and officers of the Registrant against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaws or otherwise.
Item 8. Exhibits.
     The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.	Description of Exhibit

4.1	Form of Amended and Restated Certificate of Incorporation of Alpha Natural Resources, Inc. (incorporated by reference to Annex A of Exhibit 2.1 of the Form 8-K of Foundation Coal Holdings, Inc. (File No. 001-32331) filed on May 12, 2009.)

4.2	Form of Amended and Restated Bylaws of Alpha Natural Resources, Inc. (incorporated by reference to Annex B of Exhibit 2.1 of the Form 8-K of Foundation Coal Holdings, Inc. (File No. 001-32331) filed on May 12, 2009.)

5.1	Opinion of Greg A. Walker, Esq., Senior Vice President of New Alpha, regarding the validity of the New Alpha common stock being registered hereby (incorporated by reference to Exhibit 5.1 of the Pre-Effective Amendment No. 1 to the Form S-4 of Foundation Coal Holdings, Inc. (333-159801) filed on June 22, 2009.)

23.1	Consent of Greg A. Walker, Esq. (incorporated by reference from, and included in, Exhibit 5.1 of the Pre-Effective Amendment No. 1 to the Form S-4 of Foundation Coal Holdings, Inc. (333-159801) filed on June 22, 2009.)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for Foundation Coal Holdings, Inc.

23.3	Consent of KPMG LLP, independent registered public accounting firm for Former Alpha.

24.1*	Power of Attorney of directors and certain executive officers of the Registrant.

99.1	Alpha Natural Resources, Inc. 2004 Long-Term Incentive Plan (as Amended and Restated) (Incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on February 29, 2008.)

99.2	Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (as Amended and Restated) (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on May 16, 2008.)

99.3	Form of Alpha Natural Resources, Inc. Grantee Stock Option Agreement under the Alpha Natural Resources, Inc. Amended and Restated 2004 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of Alpha Natural Resources, Inc. (File No. 1-32423) filed on August 9, 2007.)

99.4	Form of Alpha Natural Resources, Inc. Grantee Stock Option Agreement under the 2005 Long-Term Incentive Plan (Amended and Restated as of November 8, 2007) (Incorporated by reference to Exhibit 10.21 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on February 29, 2008.)

99.5	Form of Alpha Natural Resources, Inc. Restricted Stock Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (For Employees) (Restated as of February 10, 2009) (Incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on February 27, 2009.)

Exhibit No.	Description of Exhibit

99.6	Form of Alpha Natural Resources, Inc. Restricted Stock Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (For Non-Employee Directors) (Restated as of November 8, 2007) (Incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on February 29, 2008.)

99.7	Form of Alpha Natural Resources, Inc. Performance Share Award Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (For Employees) (Restated as of December 12, 2008) (Incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on February 27, 2009.)

99.8	Form of Director Deferred Compensation Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (Amended and Restated on December 12, 2008) (Incorporated by reference to Exhibit 10.37 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on February 27, 2009.)

99.9	Form of Amendment to Director Deferred Compensation Agreement (Incorporated by reference to Exhibit 10.38 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on February 27, 2009.)

99.10	Form of Alpha Natural Resources, Inc. Retention Plan Restricted Stock Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.41 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on February 27, 2009.)

99.11	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan.

99.12	Form of Retention Plan Restricted Stock Unit Award Agreement for Employees under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan.

99.13	Form of Restricted Stock Unit Award Agreement for Employees under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan.

*	Included in the signature page to this Form S-8.
Item 9. Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abingdon, Commonwealth of Virginia, on this 31st day of July, 2009.

ALPHA NATURAL RESOURCES, INC.
By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title	Executive Vice President, Secretary and General Counsel

POWER OF ATTORNEY
     KNOWN ALL MEN BY THESE PRESENTS, that each director and officer of whose signature appears below constitutes and appoints Michael J. Quillen, Vaughn R. Groves and James F. Roberts, and each of them acting singly, as his true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him in his name, place and stead, to sign in any and all capacities any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kevin S. Crutchfield Kevin S. Crutchfield	Chief Executive Officer and Director (Principal Executive Officer)	July 31, 2009
/s/ Frank J. Wood Frank J. Wood	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 31, 2009
/s/ Michael J. Quillen Michael J. Quillen	Chairman of the Board of Directors	July 31, 2009
/s/ William J. Crowley, Jr. William J. Crowley, Jr.	Director	July 31, 2009

Signature	Title	Date
/s/ E. Linn Draper, Jr. E. Linn Draper, Jr.	Director	July 31, 2009
/s/ Glenn A. Eisenberg Glenn A. Eisenberg	Director	July 31, 2009
/s/ John W. Fox, Jr. John W. Fox, Jr.	Director	July 31, 2009
/s/ P. Michael Giftos P. Michael Giftos	Director	July 31, 2009
/s/ Joel Richards, III Joel Richards, III	Director	July 31, 2009
/s/ James F. Roberts James F. Roberts	Director	July 31, 2009
/s/ Ted G. Wood Ted G. Wood	Director	July 31, 2009

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Form of Amended and Restated Certificate of Incorporation of Alpha Natural Resources, Inc. (incorporated by reference to Annex A of Exhibit 2.1 of the Form 8-K of Foundation Coal Holdings, Inc. (File No. 001-32331) filed on May 12, 2009.)

4.2	Form of Amended and Restated Bylaws of Alpha Natural Resources, Inc. (incorporated by reference to Annex B of Exhibit 2.1 of the Form 8-K of Foundation Coal Holdings, Inc. (File No. 001-32331) filed on May 12, 2009.)

5.1	Opinion of Greg A. Walker, Esq. Senior Vice President of New Alpha, regarding the validity of the New Alpha common stock being registered hereby (incorporated by reference to Exhibit 5.1 of the Pre-Effective Amendment No. 1 to the Form S-4 of Foundation Coal Holdings, Inc. (333-159801) filed on June 22, 2009.)

23.1	Consent of Greg A. Walker, Esq. (incorporated by reference from, and included in, Exhibit 5.1 of the Pre-Effective Amendment No. 1 to the Form S-4 of Foundation Coal Holdings, Inc. (333-159801) filed on June 22, 2009.)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for Foundation Coal Holdings, Inc.

23.3	Consent of KPMG LLP, independent registered public accounting firm for Former Alpha.

24.1*	Power of Attorney of directors and certain executive officers of the Registrant.

99.1	Alpha Natural Resources, Inc. 2004 Long-Term Incentive Plan (as Amended and Restated) (Incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on February 29, 2008.)

99.2	Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (as Amended and Restated) (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on May 16, 2008.)

99.3	Form of Alpha Natural Resources, Inc. Grantee Stock Option Agreement under the Alpha Natural Resources, Inc. Amended and Restated 2004 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of Alpha Natural Resources, Inc. (File No. 1-32423) filed on August 9, 2007.)

99.4	Form of Alpha Natural Resources, Inc. Grantee Stock Option Agreement under the 2005 Long-Term Incentive Plan (Amended and Restated as of November 8, 2007) (Incorporated by reference to Exhibit 10.21 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on February 29, 2008.)

99.5	Form of Alpha Natural Resources, Inc. Restricted Stock Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (For Employees) (Restated as of February 10, 2009) (Incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on February 27, 2009.)

99.6	Form of Alpha Natural Resources, Inc. Restricted Stock Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (For Non-Employee Directors) (Restated as of November 8, 2007) (Incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on February 29, 2008.)

99.7	Form of Alpha Natural Resources, Inc. Performance Share Award Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (For Employees) (Restated as of December 12, 2008) (Incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on February 27, 2009.)

99.8	Form of Director Deferred Compensation Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (Amended and Restated on December 12, 2008) (Incorporated by reference to Exhibit 10.37 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on February 27, 2009.)

Exhibit No.	Description of Exhibit

99.9	Form of Amendment to Director Deferred Compensation Agreement (Incorporated by reference to Exhibit 10.38 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on February 27, 2009.)

99.10	Form of Alpha Natural Resources, Inc. Retention Plan Restricted Stock Agreement under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.41 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 001-32423) filed on February 27, 2009.)

99.11	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan.

99.12	Form of Retention Plan Restricted Stock Unit Award Agreement for Employees under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan.

99.13	Form of Restricted Stock Unit Award Agreement for Employees under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan.

*	Included in the signature page to this Form S-8.